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                                                                    EXHIBIT 16.1


                   [Letterhead of PricewaterhouseCoopers LLP]



March 1, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

                           Aames Financial Corporation

We have read item 4 of Aames Financial Corporation's Form 8-K dated February 22, 1999 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP







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